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                                                                    Exhibit 14.1

MITTAL STEEL CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-4 (No. 333-121220) ("Form F-4 Registration Statement") and the Registration Statement on Form S-8 (No. 333-107102) of Mittal Steel Company N.V. (formerly Ispat International N.V.) of our report dated March 24, 2005, appearing in this Annual Report on Form 20-F of Mittal Steel Company N.V. for the year ended December 31, 2004.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Form F-4 Registration Statement.

/s/ DELOITTE ACCOUNTANTS B.V.
Rotterdam, The Netherlands
March 28, 2005